                                 EXHIBIT 10.202



                             STOCK OPTION AGREEMENT

        THIS STOCK OPTION AGREEMENT (this "Agreement"), dated as of December 17, 2001 is made by and between Trilon Dominion Partners, L.L.C., a Delaware limited liability company ("Trilon") and Wilshire Technologies, Inc., a corporation organized under the laws of the state of California (the "Company").


                                    RECITALS

        WHEREAS, Trilon is a substantial stockholder and debtholder of the Company and the Company is in immediate need of additional cash;

        WHEREAS, Trilon has determined that it will provide the Company with additional cash, but it will only do so if such investment provides Trilon with the opportunity to increase its equity interest in the Company;

        WHEREAS, to effect such goal of providing Trilon with the opportunity to increase its equity interest, the Company and Trilon have agreed herein to award Trilon the option to purchase the common stock of the Company and the opportunity to convert debt of the Company held by Trilon (the "Debt") on the terms and conditions provided herein; and

        WHEREAS, Trilon has recently loaned the Company an additional $433,000.00 in cash pursuant to a letter dated October 3, 2001, an additional $358,000.00 pursuant to a letter dated November 2, 2001, and an additional $488,000.00 pursuant to a letter dated December 10, 2001, Trilon is willing to convert such indebtedness into equity, forego further interest thereon and forgive interest thereon from the date of such loan through the date hereof pursuant to the terms and conditions provided herein.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby agree as follows:

        SECTION 1. OPTION, ADDITIONAL OPTION, AND STOCK ISSUANCE.

               (a) Option. The Company hereby grants Trilon an irrevocable option (the "Option") to purchase from the Company up to 16,445,900 shares of the Company's common stock, no par value (the "Common Stock"), at a purchase price of $0.14 per share ( the "Exercise Price"). Upon approval of the Charter Amendment, the number of shares of Common Stock for which the Option may be exercised shall be increased from 16,445,900 to 18,045,900. The Option may be exercised in whole or in part at any time and from time to time during the period commencing on the date hereof and ending at 5 p.m. New York time on December 31, 2002 (the "Exercise Period"). At Trilon's election, it may pay the Exercise Price for the Option by canceling indebtedness of the Company to Trilon incurred after the date of this Agreement in an amount equal to the aggregate Exercise Price for the shares purchased.

               (b) Additional Option. The Company hereby grants Trilon an irrevocable option (the "Additional Option") to purchase from the Company the Additional Shares (as defined below) at the Exercise Price. After approval of the Charter Amendment, the Additional Option may be exercised at any one time during the period commencing on the exercise in full of the Option and expiring 90 days after such exercise in full. Additional Shares means the number of shares that will increase Trilon's beneficial ownership, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, of the Common Stock to 90% of the sum of (x) the shares outstanding immediately after exercise of the Additional Option plus (y) the shares reserved for issuance on exercise of options or warrants outstanding immediately after exercise of the Additional Option. At Trilon's election, it may pay the Exercise Price for the Additional Shares by canceling outstanding indebtedness of the Company to Trilon in an amount equal to the aggregate Exercise Price for the shares purchased.

               (c) Stock Issuance. Upon the execution of this Agreement (i) the Company shall issue 1,968,181 shares of Common Stock to Trilon and, in consideration thereof and the grant of the Option and the Additional Option, Trilon shall cancel $433,000.00 in principal amount of indebtedness of the Company to Trilon evidenced by a promissory note dated October 5, 2001 and shall forgive the interest payable thereon and (ii) the Company shall issue 2,557,142 shares of Common Stock to Trilon and, in consideration thereof and the grant of the Option and the Additional Option, Trilon shall cancel $358,000.00 in principal amount of indebtedness of the Company to Trilon evidenced by a promissory note dated November 5, 2001 and shall forgive the interest payable thereon and (iii) the Company shall issue 3,485,715 shares of Common Stock to Trilon and, in consideration thereof and the grant of the Option and the Additional Option, Trilon shall cancel $488,000.00 in principal amount of indebtedness of the Company to Trilon evidenced by a promissory note dated December 7, 2001 and shall forgive the interest payable thereon. The Company shall as promptly as practicable, and in any event within 15 days after the date hereof, execute and deliver or cause to be executed and delivered to Trilon a certificate representing the shares of Common Stock issued pursuant to the preceding sentence.

        SECTION 2. EXERCISE OF OPTION. To exercise the Option or the Additional Option in whole or in part, Trilon shall deliver to the Company at its principal office in Carlsbad, California, (a) a written notice, in substantially the form of the Exercise Notice appearing at the end of this Agreement, of Trilon's election to exercise the Option or the Additional Option, which notice shall specify the number of shares of Common Stock to be purchased and (b) cash or a certified check payable to the Company, or by crediting such amount against outstanding indebtedness (including principal and accrued interest thereon) of the Company to Trilon, at the time of exercise, in an amount equal to the Exercise Price. The Company shall as promptly as practicable, and in any event within 15 days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice. Such certificate or certificates shall be deemed to have been issued and Trilon or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date such notice, with payment of the Exercise Price, is received by the Company as aforesaid. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of such stock certificates, except that, in case such stock certificates shall be registered in a name or names other than the name of Trilon, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificate or certificates or new agreements shall be paid by Trilon at the time of delivering the notice of exercise mentioned above.

        Subject to compliance with applicable securities laws and the terms of this Agreement, all shares of Common Stock issued upon the exercise of the Option or the Additional Option shall be validly issued, fully paid and nonassessable and, if the Common Stock is then listed on a national securities exchange, or quoted on an automated quotation system, shall be duly listed or quoted thereon.

        The Company shall not be required upon any exercise of the Option or the Additional Option to issue a certificate representing any fraction of a share of Common Stock, but, in lieu thereof, shall pay to Trilon cash in an amount equal to a corresponding fraction (calculated to the nearest 1/100 of a share) of the purchase price of one share of Common Stock as of the date of receipt by the Company of notice of exercise of the Option or the Additional Option.

        SECTION 3. RESTRICTIONS ON EXERCISE AND TRANSFER OF OPTION AND COMMON STOCK. The Option and the Additional Option shall be exercisable (a) only under circumstances such that the issue of Common Stock issuable upon such exercise is exempt from the requirements of registration under the Securities Act of 1933, as amended (or any similar statute then in effect) (the "1933 Act") and any applicable securities law or (b) upon registration of such Common Stock in compliance therewith.

        SECTION 4. CERTAIN COVENANTS. The Company covenants and agrees that it will at all times reserve and set apart and have, free from preemptive rights, a number of shares of authorized but unissued Common Stock sufficient to enable it at any time to fulfill all its obligations hereunder with respect to the Option as in effect before approval of the Charter Amendment. The Company agrees to propose to its shareholders an amendment (the "Charter Amendment") to its certificate of incorporation to increase its authorized and unissued Common Stock to an amount sufficient to enable it to fulfill its obligations hereunder with respect to the Option as it is to be in effect after approval of the Charter Amendment and the Additional Option. The Charter Amendment shall be submitted to the Company's shareholders at the Company's next annual meeting of shareholders or, if requested by Trilon, a special meeting called to consider the Charter Amendment. Upon approval of the Charter Amendment, the Company covenants and agrees that it will at all times reserve and set apart and have, free from preemptive rights, a number of shares of authorized but unissued Common Stock sufficient to enable it at any time to fulfill all its obligations hereunder with respect to the Option as in effect after approval of the Charter Amendment and the Additional Option.

        SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Trilon as of the date hereof as follows:

               (a) Authorization of Agreements, etc. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the issuance, sale and delivery of the Option has been duly authorized, and the Common Stock, when issued and delivered, will be duly authorized by all requisite corporate action and will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of, notice: (a) any provision of the Company's Articles of Incorporation, as amended, or Bylaws; (b) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (c) any material contract or agreement to which the Company is a party or by which it is bound; or (d) any statute, rule or governmental regulation applicable to the Company, except where such violation, conflict, or default would not have a Company Material Adverse Effect. "Company Material Adverse Effect" means any change in or effect on the business of the Company and its Subsidiaries (as defined below) that is, or is reasonably likely to be materially adverse to the business, operations or assets (including intangible assets), prospects, or financial condition of the Company and its Subsidiaries, taken as a whole.

               (b) Valid Issuance of Common Stock. The Common Stock to be issued pursuant to the Option as in effect before approval of the Charter Amendment and
Section 1(c) of this Agreement has been, and upon approval of the Charter Amendment the Common Stock to be issued pursuant to the Option as in effect after approval of the Charter Amendment and the Additional Option will be, duly authorized and reserved and, when issued, sold and delivered in accordance with this Agreement for the consideration expressed herein will be issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges and encumbrances of any nature whatsoever except for restrictions under applicable Federal and state securities laws.

               (c) Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               (d) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 50 million shares of Common Stock, no par value, and 2 million shares of preferred stock, no par value (the "Preferred Stock"), of which 12,953,385 shares of Common Stock are outstanding, no shares of preferred stock are outstanding, and the only warrants, options or convertible securities relating to the issuance by the Company of additional shares of its Common Stock have been previously disclosed to Trilon. All of the issued and outstanding shares of the Company's Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable.

               (e) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of` organization. Each of the Company and each of its Subsidiaries have all requisite corporate or limited liability company power and authority to own and operate its respective properties and assets and to carry on its business as presently conducted. Each of the Company and each of its Subsidiaries is qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect or impair the ability of the Company, or any of its Subsidiaries, to conduct any material business or operations in any jurisdiction where they are now being conducted. "Subsidiary" means any entity, whether incorporated or unincorporated, of which at least fifty percent (50%) of the securities or ownership interests having by their terms ordinary voting power to elect fifty percent (50%) of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries.

               (f) Company Reports, Financial Statements. The Company has made all filings required to be made by it with the Securities and Exchange Commission (the "Commission") since at least January 1, 2000 (collectively, the "Company Reports"). As of their respective dates, the Company Reports complied in all material respects with the requirements of applicable statutes and regulations (except for certain late filings) and did not, and any Company Reports filed with the Commission prior to an Option exercise will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) presents fairly, or will present fairly, the financial position of the Company and its Subsidiaries as of its date and each of the statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) presents fairly, or will present fairly, the results of operations, shareholders' deficit and changes in cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (except as otherwise noted therein and subject, in the case of unaudited financial statements, to notes and normal year-end audit adjustments that will not be material in amount of effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in the case of unaudited financial statements, as permitted by Commission Form 10-QSB, and except as may be noted therein. The stock, warrant and option information provided by the Company and relied upon by Trilon is reliable, complete and accurate in all material respects.

               (g) No Required Vote of Company Stockholders. Except with respect to the Charter Amendment, this Agreement and the transactions contemplated hereby do not require the approval of the Company stockholders.

        SECTION 6. REPRESENTATIONS AND WARRANTIES OF TRILON. Trilon represents and warrants to the Company as of the date hereof as follows:

               (a) Authorization. The execution and delivery by Trilon of this Agreement and the performance by Trilon of its obligations hereunder have been duly authorized.

               (b) Validity. This Agreement has been duly executed and delivered by Trilon and constitutes the legal, valid and binding obligation of Trilon, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               (c) Investment Representations. Trilon (i) is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and was not organized for the specific purpose of acquiring Common Stock pursuant to this Agreement; (ii) has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof: and (iii) presently intends that the Common Stock that may be acquired hereunder will be acquired for Trilon's own account for the purpose of investment and not with a present view to or for sale in connection with any distribution thereof.

               (d) Trilon acknowledges that: (i) the Common Stock issued pursuant to this Agreement will not be registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act; (ii) such Common Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (iii) such Common Stock will bear a legend to such effect, and the Company will make a notation on its transfer books to such effect; and (iv) the Company has made available to Trilon all documents and information that Trilon has requested relating to an investment in the Company.

        SECTION 7. COVENANTS REGARDING CERTAIN CORPORATE EVENTS. Until the Option and the Additional Option have been exercised or expired, without the prior written consent of Trilon, the Company shall not:

               (a) issue any shares of its Preferred Stock,

               (b) issue any shares of its Common Stock except pursuant to warrants or options outstanding on the date hereof,

               (c) pay any dividend payable in stock (of any class or classes) or in any obligations or stock convertible into or exchangeable for shares of Common Stock, upon its Common Stock or make any distribution (other than ordinary cash dividends) to holders of its Common Stock,

               (d) grant to holders of its Common Stock generally any rights or option,

               (e) effect any capital reorganization or reclassification of capital stock of the Company,

               (f) consolidate with, or merge into, any other corporation or to transfer its property as an entirety or substantially as an entirety, or

               (g) effect the liquidation, dissolution or winding up of the Company.

        In connection with any consent of Trilon to the foregoing, Trilon may require adjustments to the Exercise Price in order to protect its purchase rights with respect to the Option.

        SECTION 8. AMENDMENTS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, provided that any term of this Agreement may be amended or the observance of such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Company and Trilon.

        SECTION 9. ASSIGNMENT. This Agreement is not assignable by either party; provided, however, that Trilon may assign its rights and obligations under this Agreement to any of its affiliates, as defined in Rule 144 under the Securities Act of 1933, as amended, or may designate any of such affiliates to be issued Common Stock upon exercise of all or part of the Option.

        SECTION 10. GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Virginia without regard to its conflict of laws, principles or rules.

        SECTION 11. NOTICES. Any notice, request, instruction or other documents to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

                      If to Trilon:

                      Ronald W. Cantwell, President
                      Trilon Dominion Partners, L.L.C.
                      Six Landmark Square
                      4th Floor, Suite 400
                      Stamford, CT  06901-2792
                      Fax:  (203) 359-5829

                      With copies to:

                      Mark P. Mikuta
                      Dominion Capital, Inc.
                      120 Tredegar Street
                      Richmond, VA  23219
                      Fax:  (804) 819-2216

                      If to the Company:

                      Mr. Kevin T. Mulvihill
                      President and Chief Executive Officer
                      Wilshire Technologies
                      5861 Edison Place

                      Carlsbad, CA  92008
                      Fax:  (760) 929-0683
                      With copies to:

                      Richard L. Seidenwurm
                      Solomon Ward Seidenwurm & Smith LLP
                      401 B Street, Suite 1200
                      San Diego, CA  92101
                      Fax:  (619) 231-4755

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

        SECTION 12. CONSENT TO JURISDICTION. Any legal action, suit or proceeding arising out of or relating to this Agreement or the consummation of the transactions contemplated hereby may only be instituted in any federal court of the Eastern District of Virginia, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that the action, suit or proceeding if brought in such courts, would be an inconvenient forum, that the venue of the action, suit or proceeding, if brought in any of such courts, is improper or that this Agreement or the subject matter hereof may not be enforced in or by such courts on jurisdictional grounds.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties hereto on the date first appearing above.

                                       WILSHIRE TECHNOLOGIES, INC.


                                       By: /s/ Kevin Mulvihill
                                           -------------------------------------
                                       Name: Kevin T. Mulvihill
                                       Title: President


                                       TRILON DOMINION PARTNERS, L.L.C.


                                       By: /s/ Ronald Cantwell
                                           -------------------------------------
                                       Name:  Ronald W. Cantwell
                                       Title: President

                                     NOTICE

                   [FOR EXERCISE OF OPTION BY PAYMENT OF CASH]


        The undersigned hereby elects to exercise the [Option] [Additional Option]: for, and to purchase thereunder, ___________ shares of the Common Stock covered by such [Option] [Additional Option] and herewith makes payment in full therefor of $ ______ cash and requests that certificates for such shares be issued in the name of and delivered to _________________________ whose address is
----------------------------.


Dated:

                                       Trilon Dominion Partners, L.L.C.


                                       -----------------------------
                                       Name:
                                              -----------------------
                                       Title:
                                              -----------------------

                                     NOTICE

  [FOR EXERCISE OF OPTION OR ADDITIONAL OPTION BY CANCELLATION OF INDEBTEDNESS]


        The undersigned hereby elects to exercise the [Option] [Additional Option]: for, and to purchase thereunder, ___________ shares of the Common Stock as provided in Section 1(b) and herewith makes payment in full by cancellation of $__________ of indebtedness of the Company to Trilon and requests that certificates for such shares be issued in the name of and delivered to _______________________ whose address is _____________________________.


Dated:

                                       Trilon Dominion Partners, L.L.C.


                                       -----------------------------
                                       Name:
                                              -----------------------
                                       Title:
                                              -----------------------